EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 119 to the Registration Statement (the “Registration Statement”) of Massachusetts Investors Trust (the “Trust”) (File Nos. 2-11401 and 811-203), of my opinion dated April 27, 2018, appearing in Post-Effective Amendment No. 110 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on April 27, 2018.

 SUSAN A. PEREIRA

 Susan A. Pereira

 Vice President and Managing Counsel

Boston, Massachusetts

April 26, 2024